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                                                                     EXHIBIT 5.1



June 5, 1997



Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
Dallas/Forth Worth International Airport, Texas  75261

Gentlemen:

         We have acted as special counsel to Kitty Hawk, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company that may be issued pursuant to the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan"). The laws covered by the opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

         In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and related matters; (iii) the Plan; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation (as amended), Bylaws (as amended), minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. In addition, we have assumed that all formalities required by the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law will be complied with when the shares of Common Stock are issued pursuant to the terms of the Plan.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, assuming that the cash consideration received by the Company in exchange for the issuance of Common Stock under the Plan equals or exceeds the par
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Kitty Hawk, Inc.
June 5, 1997
Page 2


value of such Common Stock, we are of the opinion that the 100,000 shares of Common Stock covered by the Registration Statement which may be issued from time to time in accordance with the terms of the Plan have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                                   Very truly yours,



                                                   Haynes and Boone, LLP